UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2012

PACIRA PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35060	51-0619477
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Sylvan Way, Suite 100, Parsippany, New Jersey	07054
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 254-3560

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02      Termination of a Material Definitive Agreement.

On June 29, 2012, Pacira Pharmaceuticals, Inc., a California corporation (“PPI-CA”) and a wholly owned subsidiary of Pacira Pharmaceuticals, Inc., a Delaware corporation and the registrant (the “Company”) received from Novo Nordisk AS, a Danish corporation (“Novo”) a notice of termination (the “Notice”) of the Development and License Agreement (the “Agreement”), dated January 14, 2011, by and between Novo and PPI-CA.  Under the Agreement, PPI-CA granted exclusive rights to Novo under certain of PPI-CA’s patents and know-how to develop, manufacture and commercialize formulations of a Novo proprietary drug using PPI-CA’s DepoFoam drug delivery technology. The Agreement is being terminated due to Novo’s decision to discontinue development of the proprietary drug subject to the Agreement.

Pursuant to the terms of the Agreement, the termination of the Agreement will be effective 60 days from the date of the Notice.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 3, 2012	PACIRA PHARMACEUTICALS, INC.

	By:	/s/ James Scibetta
James Scibetta
Chief Financial Officer